UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
December 4, 2020
Date of Report (Date of earliest event reported)
Commission file number 1-38681

NORTHWEST NATURAL HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Oregon	82-4710680
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
250 S.W. Taylor Street, Portland, Oregon 97204
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number: (503) 226-4211

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol	Name of each exchange on which registered
Northwest Natural Holding Company	Common Stock	NWN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, on June 20, 2018, NW Natural Gas Storage, LLC (NWN Gas Storage), a wholly owned subsidiary of Northwest Natural Holding Company (NW Holdings), entered into a Purchase and Sale Agreement (Agreement) with SENSA Holdings LLC (Buyer) that provides for the sale by NWN Gas Storage to Buyer of all of its membership interests in Gill Ranch Storage, LLC (Gill Ranch). Gill Ranch owns a 75% interest in the natural gas storage facility located near Fresno, California known as the Gill Ranch Storage Facility.
On December 4, 2020, NWN Gas Storage closed the sale of all of the membership interests in Gill Ranch to Buyer and received payment of the initial cash purchase price described below. Concurrently with the closing, NWN Gas Storage and Buyer amended the Agreement to, among other things, (i) adjust the initial purchase price from $25,000,000 (subject to a working capital adjustment) to $13,500,000, such amount paid to NWN Gas Storage in cash at the closing, less the $1,000,000 deposit against the purchase price previously paid to NWN Gas Storage; and (ii) modify the potential additional payments to NWN Gas Storage to a maximum amount not to exceed $15,000,000 in the aggregate (subject to a working capital adjustment), which payments will be based on the economic performance of Gill Ranch for each full gas storage year (April 1 of one year through March 31 of the following year) occurring after the closing and the remaining portion of the 2020-2021 gas storage year and will continue until such time as the maximum amount has been paid. A copy of such Tenth Amendment to Purchase and Sale Agreement (Amendment) is attached as Exhibit 10.1.
The disclosure in this Item 1.01 is qualified in its entirety by the provisions of the Amendment and the Agreement, which is attached hereto as Exhibits 10.1.

Item 8.01	Other Events.
The information set forth above and referenced under Item 1.01 is hereby incorporated by reference into this Item 8.01.
Forward-Looking Statements
This report, and other presentations made by NW Holdings from time to time, may contain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “anticipates,” “assumes,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods. Examples of forward-looking statements include, but are not limited to, statements regarding the following: plans, objectives, assumptions, estimates, timing, goals, strategies, future events, the likelihood and timing of future proceeds associated with any transaction, financial results and economic performance, revenues and earnings, performance of obligations, and other statements that are other than statements of historical facts.
Forward-looking statements are based on current expectations and assumptions regarding the business of NW Holdings and its subsidiaries, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual results may differ materially from those contemplated by the forward-looking statements. You are therefore cautioned against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future operational, economic or financial performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements are discussed by reference to the factors described in Part I, Item 1A “Risk Factors”, and Part II, Item 7 and Item 7A “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Quantitative and Qualitative Disclosure about Market Risk” in the most recent Annual Report on Form 10-K and in Part I, Items 2 and 3 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Quantitative and Qualitative Disclosures About Market Risk”, and Part II, Item 1A, “Risk Factors”, in the quarterly reports filed thereafter.
All forward-looking statements made in this report and all subsequent forward-looking statements, whether written or oral and whether made by or on behalf of NW Holdings, are expressly qualified by these cautionary statements. Any forward-looking statement speaks only as of the date on which such statement is made, and NW Holdings undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. New factors emerge from time to time and it is not possible to predict all such factors, nor can it assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits
See Exhibit Index below.
EXHIBIT INDEX

Exhibit	Description

10.1
Tenth Amendment to Purchase and Sale Agreement, dated December 4, 2020, between NW Natural Gas Storage, LLC and SENSA Holdings LLC, amending the Purchase and Sale Agreement, dated June 20, 2018, as amended.

104	Inline XBRL for the cover page of this Current Report on Form 8-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST NATURAL HOLDING COMPANY
(Registrant)

Dated: December 7, 2020	/s/ Shawn M. Filippi
Vice President, Chief Compliance Officer &
Corporate Secretary